Rand Logistics Inc.

RAND LOGISTICS REPORTS THIRD QUARTER FISCAL 2009 FINANCIAL RESULTS

 EBITDA of $4.4 Million, Up 136% Year-over-Year

New York, NY – February 11, 2009 – Rand Logistics Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the third quarter of fiscal 2009 ended December 31, 2008.

Third Quarter Fiscal 2009 Business Highlights
•
Marine freight revenue (excluding fuel surcharges, outside charter and other surcharges) was $24.2 million, a decrease of 7.0% from $26.0 million in the third quarter of fiscal 2008. The decline in marine freight revenue resulted primarily from a decline in the Canadian dollar compared to the U.S. dollar as well as 55 fewer sailing days in the quarter ended December 31, 2008 versus December 31, 2007.

•
Vessel margins[1]  (after expensed winter work) increased by 51.8%, to $7.0 million, from $4.6 million in the same period last year, as a result of substantial performance improvements in the former WMS vessels and increased operating leverage.

•	EBITDA[1] increased by 135.5% to $4.4 million from $1.9 million in the third quarter of fiscal 2008.

Year To Date Fiscal 2009 Financial Results
•
For the nine months ended December 31, 2008, marine freight revenue (excluding fuel surcharges, outside charter and other surcharges) increased by 23.7% to $83.9 million, compared to $67.8 million for the same period last year.

•
Vessel margins[1] (after expensed winterwork) increased by 122.8% to $34.0 million during the nine month period ended December 31, 2008, compared to $15.3 million during the nine month period ended December 31, 2007.

•
EBITDA[1] increased by 232.8% to $25.9 million for the nine months ended December 31, 2008, compared to $7.8 million in the same period last year.  The $18.1 million increase in EBITDA was due to ongoing operational improvements, the successful integration of strategic acquisitions, vessel upgrades, infrastructure investments and improved freight rates.

Management Comments
Scott Bravener, President and CEO of Lower Lakes, stated, “With the exception of the second half of December, demand for our services continued to meet our expectations in the third quarter of fiscal 2009. We experienced a slowdown in demand from our aggregates customers in the second half of December, as quarries were closed early due to the weakening economy. EBITDA for the quarter increased by 135.5% to $4.4 million compared to the third quarter of fiscal 2008, driven by vessel margins of $7.0 million, which increased 51.8% year-over-year due to substantial performance improvements in the former WMS vessels and increased operating leverage. We are particularly pleased with this quarter’s results given that we lost 23% of our sailing days in December due to the early shutdown of our customer quarries and cessation of iron ore shipments to our only steel manufacturing customer. While we lost no sailing days in December due to challenging weather conditions, our results were affected, because the decline in demand for our services from the stone quarries, limited our flexibility to efficiently schedule around the difficult weather conditions. Furthermore, we experienced over a $1.2 million decrease in U.S. dollar based EBITDA during the quarter, due to a nearly 20% decline in the Canadian dollar compared to the U.S. dollar. That said, the benefit of the weakening Canadian dollar was a $7.5 million decrease in our term debt denominated in U.S. dollars. Our near and long term outlook for the Company remains positive and we are confident our results will continue to demonstrate the earnings power of our assets.”

___________________
1 Vessel Margin and EBITDA for the quarter ended December 31, 2007 excludes the results of the previously consolidated VIE, for which Rand received no economic benefit from earnings.

Outlook
Laurence S. Levy, Chairman and CEO of Rand, added, “The strong growth in marine freight revenue, vessel margins and EBITDA for the first nine months of fiscal year 2009 serves to highlight the effectiveness of our strategic acquisitions, vessel upgrades and infrastructure investments to-date. We believe that our business continues to remain well protected as a result of the barriers to entry in our business, the diversity of the end markets and customers that we serve, our low cost operating position and the long-term contractual nature of our revenues. Based on contractual commitments that we have in hand, we continue to believe that our vessels will be fully utilized for the 2009 sailing season, but recognize that this is largely contingent upon our customers’ ability to forecast their end customers’ needs, which is difficult in these uncertain economic times. As the underlying fundamentals of our business remain sound and we have realized operating efficiencies from our fleet, we are confident in our ability to achieve our previously stated fiscal year 2009 EBITDA guidance of $18.0 million to $19.5 million.”

Rand Logistics, Inc.
Summary Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three months ended December 31		Nine months ended December 31
	2008	2007	2008	2007
Revenue	$36,158	$35,917	$131,853	$90,024

Expenses
Outside voyage charter fees	5,310	4,034	17,618	8,605
Vessel operating expenses	24,025	26,281	79,936	63,381
Repairs and maintenance	73	7	961	101
	29,408	30,322	98,515	72,087
Income before general and administrative, depreciation, amortization of drydock costs and intangibles, other income and expenses and income taxes	6,750	5,595	33,338	17,937

General and administrative	2,326	2,648	7,457	7,391
Depreciation and amortization of drydock costs and intangibles	2,588	2,744	7,996	7,535
Write-off of retired vessel to salvage value	-	1,687	-	1,687
Loss (gain) on foreign exchange	22	11	(19)	(208)
	4,936	7,090	15,434	16,405
Income (loss) before interest, other income and expenses and income taxes	1,814	(1,495)	17,904	1,532

Net income (loss)	$(6,377)	$(2,178)	$721	$(4,015)
Net earnings (loss) per share – basic	$(0.50)	$(0.18)	$0.06	$(0.36)
Net earnings (loss) per share – diluted	$(0.50)	$(0.18)	$0.06	$(0.36)

Conference Call
Management will host a conference call to discuss the results at 8:30 a.m. ET on Wednesday, February 11, 2009.  Interested parties may participate in the conference call by dialing 800-240-4186 (303-262-2175 for international callers).  When prompted, ask for the "Rand Logistics Third Quarter Fiscal 2009 Earnings Conference Call."

A phone replay will be available from 10:30 a.m. ET on Wednesday, February 11, 2009, until 11:59 p.m. ET on Wednesday, February 18, 2009.  Dial 800-405-2236 (305-590-3000 for international callers) and enter the code 11125762# to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com under Investors: Webcasts & Presentations.  The webcast replay will be archived for 12 months.

Reconciliation of Non-GAAP Measure to GAAP
EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation.  A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region.  Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes.  The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries.  Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President 212-644-3450		The Piacente Group, Inc. Lesley Snyder (212) 481-2050 Lesley@tpg-ir.com

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three months ended December 31, 2008	Three months ended December 31, 2007	Nine months ended December 31, 2008	Nine months ended December 31, 2007
REVENUE	$36,158	$35,917	$131,853	$90,024

EXPENSES
Outside voyage charter fees	5,310	4,034	17,618	8,605
Vessel operating expenses	24,025	26,281	79,936	63,381
Repairs and maintenance	73	7	961	101
General and administrative	2,326	2,648	7,457	7,391
Depreciation	1,683	1,719	5,086	4,882
Amortization of drydock costs	507	376	1,641	1,149
Amortization of intangibles	398	633	1,269	1,392
Amortization of chartering agreement costs	-	16	-	112
Write-off of retired vessel to salvage value	-	1,687	-	1,687
Loss (gain) on foreign exchange	22	11	(19)	(208)
	34,344	37,412	113,949	88,492
INCOME (LOSS) BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES	1,814	(1,495)	17,904	1,532

OTHER (INCOME) AND EXPENSES
Interest expense	1,538	1,369	5,011	3,486
Interest income	(19)	(53)	(25)	(195)
Interest rate swap contracts	3,437	35	2,865	43
	4,956	1,351	7,851	3,334
INCOME (LOSS) BEFORE INCOME TAXES	(3,142)	(2,846)	10,053	(1,802)
PROVISION (RECOVERY) FOR INCOME TAXES
Current	-	76	-	43
Deferred	2,853	(833)	8,176	(462)
NET INCOME (LOSS) BEFORE MINORITY INTEREST	(5,995)	(2,089)	1,877	(1,383)
MINORITY INTEREST	-	(228)	-	(259)
NET INCOME (LOSS)	(5,995)	(1,861)	1,877	(1,124)
PREFERRED STOCK DIVIDENDS	382	317	1,156	909
STOCK WARRANT INDUCEMENT DISCOUNT	-	-	-	1,982
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(6,377)	$(2,178)	$721	$(4,015)

Net earnings (loss) per share basic	$(0.50)	$(0.18)	$0.06	$(0.36)
Net earnings (loss) per share diluted	$(0.50)	$(0.18)	$0.06	$(0.36)
Weighted average shares basic	12,804,050	12,092,142	12,450,630	11,109,942
Weighted average shares diluted	12,804,050	12,092,142	12,450,630	11,109,942

Rand Logistics, Inc.
Selected Financial Information (Unaudited)
Reconciliation of Income before Interest, Other Income and Expenses and Income Taxes to EBITDA
(U.S. Dollars 000’s)

	Three Months ended December 31, 2008			Three Months ended December 31, 2007

	Rand Logistics	Impact of		Rand Logistics	Impact of
	Inc.	FIN46R	Consolidated	Inc.	FIN46R	Consolidated

Income (loss) before interest, other income and expenses and income taxes	$1,814	-	$1,814	$(2,055)	$560	$(1,495)

Loss (gain) on foreign exchange	22	-	22	11	-	11
Write-off of retired vessel to salvage value	-	-	-	1,687	-	1,687
Depreciation and amortization of drydock costs and intangibles	2,588	-	2,588	2,235	509	2,744

EBITDA	$4,424	-	$4,424	$1,878	$1,069	$2,947

	Nine Months ended December 31, 2008			Nine Months ended December 31, 2007

	Rand Logistics	Impact of		Rand Logistics	Impact of
	Inc.	FIN46R	Consolidated	Inc.	FIN46R	Consolidated

Income (loss) before interest, other income and expenses and income taxes	$17,904	-	$17,904	$(293)	$1,825	$1,532

Loss (gain) on foreign exchange	(19)	-	(19)	(208)	-	(208)
Write-off of retired vessel to salvage value	-	-	-	1,687	-	1,687
Depreciation and amortization of drydock costs and intangibles	7,996	-	7,996	6,590	945	7,535

EBITDA	$25,881	-	$25,881	$7,776	$2,770	$10,546

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	December 31,	March 31,
ASSETS	2008	2008
CURRENT
Cash and cash equivalents	$11,449	$5,626
Accounts receivable, net	14,193	3,468
Prepaid expenses and other current assets	2,349	3,122
Income taxes receivable	-	193
Deferred income taxes	1,109	1,355
Total current assets	29,100	13,764
PROPERTY AND EQUIPMENT, NET	86,987	96,349
DEFERRED INCOME TAXES	10,574	20,318
DEFERRED DRYDOCK COSTS, NET	8,088	9,082
INTANGIBLE ASSETS, NET	14,333	17,979
GOODWILL	10,193	10,193
Total assets	$159,275	$167,685
LIABILITIES
CURRENT
Bank indebtedness	$10,929	$269
Accounts payable	6,131	14,985
Accrued liabilities	10,785	7,243
Acquired Management Bonus Program	271	3,000
Interest rate swap contracts	4,047	1,274
Income taxes payable	76	422
Deferred income taxes	690	1,508
Current portion of long-term debt	4,187	3,521
Total current liabilities	37,116	32,222
LONG-TERM DEBT	56,524	66,896
OTHER LIABILITIES	232	-
DEFERRED INCOME TAXES	13,391	14,703
Total liabilities	107,263	113,821
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value, Authorized 50,000,000 shares, Issued and outstanding 12,884,339 shares	1	1
Additional paid-in capital	61,555	58,350
Accumulated deficit	(19,744)	(20,465)
Accumulated other comprehensive income (loss)	(4,700)	1,078
Total stockholders’ equity	52,012	53,864
Total liabilities and stockholders’ equity	$159,275	$167,685